EXHIBIT 7
                          Copy of Mann Stock Specimen

                     INCORPORATED IN THE STATE OF DELAWARE

NUMBER                                          FULLY PAID NON-ASSESSABLE SHARES
 515                                                        170000**

                              MAIN ENTERPRISE INC.

20,000,000 SHARES AUTHORIZED                                     $.001 PAR VALUE

THIS CERTIFIES THAT: NICK MIHAEL is the registered holder of 170,000 SHARES transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 14th day of October A.D. 1996

By: /s/ Morris Diamond                     By: /s/ Shirley Diamond
----------------------                     -----------------------
        Morris Diamond, President                  Shirley Diamond, Secretary

                        (SEAL OF INCORPORATION OMITTED)

The Shares represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended. The Shares have been acquired for investment and may not be sold, transferred, pledged, or hypothecated in the absence of an effective registration statement for the Shares under the U.S. Securities Act of 1933, as amended or an opinion of counsel that registration is not required under said Act."